UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2025

Adial Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road,Ste 300

Glen Allen,Virginia 23060

(Address of principal executive offices)

(804) 487-8196

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

On August 1, 2025, Adial Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a sales agreement (the “ATM Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “A.G.P.”) providing for the sale by the Company of its shares of common stock, par value $0.001 per share (the “Common Stock”), from time to time, through the Sales Agent, with certain limitations on the amount of Common Stock that may be offered and sold by the Company as set forth in the ATM Sales Agreement (the “Offering”).

Offers and sales of shares of Common Stock by the Company, if any, under the ATM Sales Agreement, will be made through a prospectus supplement, dated August 1, 2025 and an accompanying base prospectus, dated January 24, 2024, contained therein (the “ATM Prospectus Supplement”), which prospectus forms a part of the Company’s shelf registration statement on Form S-3 (File 333-276496), initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 12, 2024 (the “Registration Statement”) and declared effective by the SEC on January 24, 2024. The aggregate market value of the shares of Common Stock eligible for sale under the ATM Prospectus Supplement will be subject to the limitations of General Instruction I.B.6 of Form S-3, to the extent required under such instruction. As a result, we are offering under the ATM Prospectus Supplement up to $4,983,000 of shares of Common Stock through the Sales Agent pursuant to the requirements of General Instruction I.B.6 to Form S-3.

Pursuant to the ATM Sales Agreement, the Company will set the parameters for the sale of shares of Common Stock, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Sales Agreement, the Sales Agent may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Stock Market LLC (“Nasdaq”) or on any other existing trading market for the Common Stock. In addition, with the Company’s prior written approval, the Sales Agent may also sell shares by any other method permitted by law, including in privately negotiated transactions.

Upon delivery of a placement notice and subject to the terms and conditions of the ATM Sales Agreement, the Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations, and the rules of the Nasdaq, to sell shares of Common Stock from time to time based upon the Company’s instructions. The Company has no obligation to sell any shares of Common Stock under the ATM Sales Agreement and may at any time suspend solicitation and offers under the ATM Sales Agreement. The Sales Agent is not obligated to purchase any shares of Common Stock on a principal basis pursuant to the ATM Sales Agreement.

The ATM Sales Agreement provides that the Company will pay the Sales Agent commissions for its services in serving as agent in the sale of shares of Common Stock pursuant to the ATM Sales Agreement. The Sales Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of shares of Common Stock pursuant to the ATM Sales Agreement. The Company has agreed to provide the Sales Agent and certain affiliates of the Sales Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse the Sales Agent for certain specified expenses in connection with entering into the ATM Sales Agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to $5,000 per quarter (and in no event more than $20,000 per fiscal year) for maintenance, provided such quarterly maintenance amount is only payable in the event the Company conducts bring-down activities to maintain the Offering during the relevant quarter, and up to $10,000 for each program refresh. The ATM Sales Agreement contains customary representations and warranties and conditions to the placements of shares of Common Stock pursuant thereto, obligations to sell shares under the ATM Sales Agreement are subject to satisfaction of certain conditions, including the effectiveness of the Registration Statement and other customary closing conditions.

The ATM Sales Agreement will terminate upon the earliest of: (i) the issuance and sale of all shares of Common Stock pursuant to the ATM Sales Agreement; (ii) the expiration of the Registration Statement on the third anniversary of its initial effective date pursuant to Rule 415(a)(5) under the Securities Act; (iii) termination of the ATM Sales Agreement by the Company at any time upon one (1) day’s prior written notice; (iv) termination of the ATM Sales Agreement by the Sales Agent at any time upon one (1) day’s prior written notice; (v) termination by the Sales Agent at any time upon written notice if any of the conditions set forth in Section 11(a) of the ATM Sales Agreement occur; or (vi) termination by mutual agreement of the parties to the ATM Sales Agreement. Any termination shall be without liability of any party to the other, except as otherwise provided in the ATM Sales Agreement, including with respect to surviving provisions such as expenses, indemnification, and governing law.

The foregoing description of the ATM Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the legal opinion of Blank Rome LLP regarding the legality of the shares of Common Stock that may be issued pursuant to the ATM Prospectus Supplement is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 1.02. Termination of a Material Definitive Agreement.

On April 18, 2024, the Company entered into that certain At The Market Offering Agreement (the “HCW Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”), relating to the sale of the Company’s common stock from time to time through Wainwright acting as agent or principal in an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. On July 24, 2025, the HCW Sales Agreement was terminated, effective as of July 31, 2025. In the aggregate, the Company sold 2,348,520 shares of common stock through Wainwright for net proceeds of approximately $4,000,000 pursuant to the HCW Sales Agreement. The ATM Sales Agreement will replace and supersede the terminated HCW Sales Agreement.

Item 9.01.   Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Exhibit Description
1.1	Sales Agreement, dated August 1, 2025, entered into by and between Adial Pharmaceuticals, Inc. and A.G.P./Alliance Global Partners

5.1	Opinion of Blank Rome LLP

23.1	Consent of Blank Rome LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2025	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and
Chief Executive Officer

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